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Exhibit i.2

October 29, 2012

Cortina Funds, Inc.

825 North Jefferson Street, Suite 400

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion dated September 23, 2011 regarding the sale of an indefinite number of Institutional Class shares of beneficial interest, $.01 par value, of the Cortina Small Cap Growth Fund and the Cortina Small Cap Value Fund, each a series of Cortina Funds, Inc. In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN, S.C. IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.